                                                                 Exhibit (17)(a)

                              CASH MANAGEMENT FUND
                          A SERIES OF HSBC FUNDS TRUST

        PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON SEPTEMBER 7, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


The undersigned hereby appoint(s) Wallace Grimm and Charles Booth or any one or more of them, proxies, with full power of substitution, to vote all shares of the Cash Management Fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund at 3435 Stelzer Road, Columbus, Ohio 43219 on September 7, 2001 at 10:00 a.m., local time, and at any adjournment thereof.

This proxy will be voted as instructed. If no specification is made, the proxy will be voted "FOR" the proposals.

Please vote, date and sign this proxy and return it promptly in the enclosed envelope.

Please indicate your vote by an "x" in the appropriate box below.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

1. To approve an Agreement and Plan of Reorganization providing for (a) the acquisition of all of the assets of the Fund by The Wilmington Prime Money Market Portfolio, a series of WT Mutual Fund, in exchange for Investor Shares of The Wilmington Prime Money Market Portfolio, (b) the investment of assets acquired by The Wilmington Prime Money Market Portfolio in the Prime Money Market Series, a series of WT Investment Trust I, (c) the assumption by the Wilmington Prime Money Portfolio of all of the liabilities of the Fund and (d) the subsequent dissolution of the Fund.

For   [  ]                       Against [  ]                       Abstain [  ]

This proxy must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such.


------------------------            --------------
Signature                           Date


------------------------            --------------
Signature (if held jointly)         Date